Exhibit 99.5

g8wave Holdings, Inc.

Content	Page

Introduction to Unaudited Pro Forma Combined Financial Statements	2-3

Unaudited Pro Forma Combined Balance Sheet June 30, 2007	4

Notes to Unaudited Pro Forma Combined Financial Statements	5

g8wave Holdings, Inc.
Introduction to Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of the merger of g8wave, Inc. (“g8wave”) into a newly formed subsidiary of International Food and Wine Consultants, Inc. (the “Merger”), where g8wave, Inc. would become a wholly owned subsidiary of International Food and Wine Consultants, Inc. (“IFWC”) and where IFWC would subsequently change its name to g8wave Holdings, Inc, where each share of g8wave’s common stock as well as preferred stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive one share of IFWC’s common stock.

Pursuant to the terms and conditions of the Merger Agreement: at the closing of the Merger, (i) each share of g8wave’s common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive one share of IFWC’s common stock, and each option and warrant to purchase g8wave’s common stock was converted on the same basis into, respectively, an option or warrant to purchase IFWC’s common stock and (ii) each share of g8wave’s Series A Preferred Stock (“Preferred Stock”) was converted into the right to receive one share of IFWC’s common stock. An aggregate of 9,650,000 shares of IFWC’s common stock were issued to the holders of g8wave’s common, an aggregate of 7,172,500 shares of IFWC’s common stock were issued to the holders of g8wave’s Preferred Stock and an aggregate of 971,849 and 166,725 shares of IFWC’s common stock were reserved for issuance under such IFWC options and warrants, respectively. Immediately following the closing of the Merger, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, IFWC cancelled of 25,545,984 shares of IFWC’s common stock, which left 3,817,216 shares of IFWC’s common stock held by existing stockholders of IFWC. These shares constituted the part of IFWC's “public float” prior to the Merger that will continue to represent the shares of IFWC’s common stock eligible for resale without further registration by the holders thereof.

We have derived our combined historical financial statements for the six months ended June 30, 2007 from g8wave’s and IFWC’s unaudited financial data for the six months ended June 30, 2007 and July 31, 2007, respectively.

g8wave is an integrated mobile media company headquartered in Boston, Massachusetts. We operate at the intersection of mobile communities and brands. We provide our wireless interactive content technologies and services to mobile subscribers, media partners and customers primarily through our wholly-owned subsidiary, g8Wave Ltd., based in London, England. We have offices in Boston, Massachusetts and London from which we provide mobile services in the following three areas:

•
Content distribution services through our branded wireless access protocol (WAP) stores, including: music, ringtones, games, video, ‘band or brand’ related information, tour or event schedules, headlines and articles and band and sports entertainment information.

•	Marketing applications and services, including: the planning and execution of integrated multi-screen or multi-channel (mobile, web, radio, TV, print, outdoor, and in-store) marketing campaigns.

•
Community development products and services, which include: social networking and dating via the Internet, mobile sites and telephones where users can meet, chat, date, share, network and receive rewards for creating popular content and other forms of community participation.

The unaudited pro forma combined balance sheet as of June 30, 2007 assumes the Merger was consummated on that date. The information presented in the unaudited pro forma combined financial statements does not purport to represent what our financial position or results of operations would have been had the Merger occurred as of the date indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Merger.

g8wave Holdings, Inc.
Introduction to Unaudited Pro Forma Consolidated Financial Statements

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of g8wave and IFWC.

g8wave Holdings, Inc.
Proforma Consolidated Balance Sheet

	g8wave, Inc.	International Food and Wine Consultants, Inc.		Pro Forma Adjustments			Pro Forma
	June 30, 2007	July 31, 2007		Debit		Credit	Balances
Assets
Current Assets:
Cash	$1,747,540	$-					$1,747,540
Accounts receivable, trade	892,650	-					892,650
Prepaid expenses	1,107,876	-					1,107,876
Due from affiliates	116,964	-					116,964
Deferred tax asset	38,060	-					38,060
Other assets	4,750	-					4,750

Total current Assets	3,907,840	-		-		-	3,907,840

Property, plant, and equipment	1,941,969	-					1,941,969
Accumulated depreciation	(1,687,490)	-				-	(1,687,490)
Net property, plant and equipment	254,479	-		-		-	254,479

Total Assets	$4,162,319	$-		$-		$-	$4,162,319

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	1,793,737	3,000	(4)	3,000			1,793,737
Deferred revenue	29,500	-	(4)				29,500
Net liabilities of discontinued operations	-	65,128	(4)	65,128			-

Total current liabilities	1,823,237	68,128		68,128		-	1,823,237

Total liabilities	1,823,237	68,128		68,128		-	1,823,237

Stockholders' Equity:
Common stock, $.001 par value: 99,000,000 shares authorized; 16,822,500 shares issued and outstanding	1	10,000	(1)	1	(5)	6,823	16,823
Preferred Stock, $.001 par value; 1,000,000 shares authorized;no shares issued and outstanding	7,465,995	-	(2)	7,465,995			-
Notes receivable, stockholder	(32,014)	-					(32,014)
Additional paid-in-capital	45,566	1,406	(3),(5)	86,357	(1),(2),(4)	7,534,124	7,494,739
Accumulated other comprehensive income	(21,917)	-					(21,917)
Accumulated (deficit) earnings	(5,118,549)	(79,534)			(3)	79,534	(5,118,549)

Total Stockholders' Equity	2,339,082	(68,128)		7,552,353		7,620,481	2,339,082

Total Liabilities and Stockholders' Equity	$4,162,319	$-		$7,620,481		$7,620,481	$4,162,319

See accompanying notes to unaudited pro forma combined financial statements

g8wave Holdings, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements - June 30, 2007

[1]
The transaction is deemed to be a reverse merger. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, International Food and Wine Consultants, Inc. (the legal acquirer) is considered the accounting acquiree and g8wave, Inc. (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of g8wave, Inc. with the assets and liabilities, and revenue and expenses, of International Food and Wine Consultants, Inc. being included effective from the date of consummation of the reverse merger. International Food and Wine is deemed to be continuation of the business of g8wave. The outstanding stock of International Food and Wine prior to the reverse merger will be accounted for at their net book value and no goodwill will be recognized.

[2]	To reflect the cancellation of shares of preferred stock in connection with the reverse merger.

[3]	To recapitalize for the reverse merger.

[4]	To reflect the payments of certain liabilities upon closing of the reverse merger.

[5]	To reflect the shares issued to g8wave shareholders in connection with the reverse merger.

Unaudited pro forma adjustments reflect the following transaction:

1]
Common stock, at par	1
Additional paid in capital		1

To reflect the cancellation of 9,650,000 shares of common stock in connection with the reverse merger.

2]
Preferred stock	7,465,995
Additional paid in capital		7,465,995

To reflect the cancellation of 7,172,500 shares of preferred stock in connection with the reverse merger.

3]
Additional paid in capital	79,534
Accumulated deficit		79,534

To recapitalize for the reverse merger

4]
Accounts payable and accrued expenses	3,000
Loans from officer	65,128
Additional paid in capital		68,128

To reflect the payment of certain liabilities upon closing of the reverse merger

5]
Additional paid in capital	6,823
Common Stock		6,823

To reflect 16,822,500 shares issued to g8wave shareholders in connection with the the reverse merger